Thermwood Corporation
                     P. O. Box 436
                     Old Buffaloville Road
                     Dale, Indiana  47523

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, December 12, 1996 at 9:00 A.M.  (Dale, Indiana Time)

To the Stockholders:

The Annual Meeting of Stockholders of Thermwood
Corporation will be held at the Corporation's offices on Thursday, December 12, 1996 at 9:00 A.M., Dale, Indiana time, for the following purposes:

1.To elect five (5) directors for the ensuing one year term;

2.To act upon the ratification of the selection by the Board of Directors of KPMG Peat Marwick LLP as independent auditors;

3.To transact any other business which properly may be brought before the meeting.

All stockholders are cordially invited to attend, although only stockholders of record at the close of business on November 12, 1996 will be entitled to vote at the meeting.

                     By order of the Board of Directors,


                         Linda S. Susnjara
                         Secretary

Dale, Indiana
November 18, 1996
                   YOUR VOTE IS IMPORTANT
       You are urged to date, sign and promptly return the accompanying form of proxy, so that if you are unable to attend the meeting your shares
                    may nevertheless be voted.
                      PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Thermwood Corporation (the "Corporation" or
"Thermwood") for use at the Annual Meeting of Stockholders (the "Annual Meeting") on December 12,
1996.

The Corporation's principal executive office is located at Old Buffaloville Road, Dale, Indiana 47523. The approximate date on which this Proxy Statement is first being sent to stockholders is November 19, 1996.

You  may revoke this proxy at any time prior to its  use
by delivering  a  written  notice  to  the  Secretary  of
the Corporation,  by  executing  a  later-dated  proxy
or   by attending the meeting and voting in person.
Proxies in the form enclosed, unless previously revoked, will be voted at the meeting in accordance with the specifications made by you thereon, or, in the absence of such specifications, forthe election of directors nominated herein and to ratify the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending July 31, 1997.

Holders of record of Shares of Common Stock, without par value per share ("Common Stock") of the Corporation at the close of business on November 12, 1996, will be entitled to vote at the Annual Meeting. Each share of Common Stock will be entitled to one vote. The Common Stock will be voted together as one class. On November 12, 1996, there were 6,548,546 outstanding shares of Common Stock of the Corporation. There are no other voting securities outstanding.


                    ELECTION OF DIRECTORS

At the annual meeting, five directors are to be elected to serve for a term of one year and until their successors shall have been elected and qualified. It is intended that proxies will be voted for the nominees set forth herein. Although it is expected that all candidates will be able to serve, if one or more is unable to do so, the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board of Directors unless it reduces the number of directors to be elected.

The table below presents information as of November 4, 1996 on the nominees for election as directors of the Corporation for a one-year term expiring in 1997:

                     Principal Occupation          Director       Other
       Name          Business Experience      Age     Since     Directorships
-------------------  ----------------------   ---  -----------  ----------------
Kenneth J. Susnjara  President and Chairman   49      1969     Automation
(1)                  of Board since 1971                       Associates, Inc.

Linda S. Susnjara    President of Automation  47      1986     Automation
(l)                  Associates, Inc.                          Associates, Inc.
                     since 1985

Peter N. Lalos       Engaged in the private   62      1989
                     practice of law since
                     1961 and senior partner,
                     Lalos & Keegan

Edgar Mulzer         Chairman of the Board    78      1974    Dale State Bank
                     of Dale State Bank
                     (Retired)

Lee Ray Olinger      Chairman of the Board    69      1989    First Bank of
                     of First Bank of                         Huntingburg
                     Huntingburg

(1) Linda S. Susnjara and Kenneth J. Susnjara are husband and wife.

Information on the executive officers of the Company is contained in the following table:


                                                    Executive
                       Principal Occupation          Officer
      Name             Business Experience      Age  Since     Prior Position(s)
-------------------    ----------------------   --- ---------- -----------------
Michael P. Hardesty    Vice President of         42   1980     Project Engineer,
Hardesty               Engineering since 1988                  Project Manager,
                                                               Vice President of
                                                               Machining
                                                               since 1975

Rebecca F. Fuller      Treasurer since 1993      46   1993     Controller;
                                                               Accounting
                                                               Manager since
                                                               1981

David J. Hildenbrand   Vice President of Sales   39   1988    Sales Manager;
                       since 1988                             Technical Manager
                                                              since 1977

Richard Kasten         Vice President of         44   1993    Applications
                       Technical Services                     Manager since
                       since 1993                             1990


       OPERATION OF BOARD OF DIRECTORS AND COMMITTEES

During 1996 the Board of Directors held 4 meetings and each incumbent director attended at least 75% of the aggregate of all Board of Directors' meetings and all meetings of committees of the Board of Directors that he or she served on.

All  directors hold office until the next Annual Meeting
of shareholders  of  Thermwood or until their successors
shall have   been   elected  and  qualified.   Directors
receive compensation in the amount of $500 for attending directors' meetings, and are reimbursed for all related expenses.

The  Audit  Committee, consisting of Lee Ray Olinger,
Edgar Mulzer  and  Peter  N. Lalos, met once  during
1996.   This committee's  function  is  to  review  the
scope   of   the Corporation's audit and generally to
supervise the financial affairs of Thermwood.

The  Nominating  Committee, consisting of Mr.  Olinger,
Mr. Mulzer  and  Mr.  Lalos, met once in 1996. The Nominating
Committee reviews officer performance and corporate needs and proposes to the Board of Directors certain directions and changes in titles, positions and responsibilities.

The  Stock Option Committee, consisting of Mr. Olinger,
Mr. Mulzer and Mr. Lalos, met once in 1996. This committee makes awards to Thermwood employees of stock options under its incentive stock option plan and non-qualified stock option plan.

The  Compensation Committee, consisting of Mr. Olinger,
Mr. Mulzer and Mr. Lalos met once during 1996.  The
Compensation Committee reviews salaries and other compensation paid to the Corporation's officers and makes recommendations to the Board of Directors regarding such items.

It is expected that Mr. Olinger, Mr. Mulzer and Mr. Lalos will be reappointed to the foregoing committees.

                  EXECUTIVE COMPENSATION

The following table sets forth the annual remuneration paid through July 31, 1996 to or accrued for the account of (i) each of the most highly compensated executive officers or directors of the Corporation whose total cash and cashequivalent remuneration exceeded $100,000 and (ii) all directors and officers as a group:

                              Summary Compensation Table
                   Annual compensation            Long-term compensation
              ------------------------------ -----------------------------------
                                     Other        Awards         Payouts
                                     annual  -------------------- ------- ------
Name and     Year   Salary   Bonus   compen-                               All
principal                            sation  Restricted  Options/  LTIP   other
position                              (1)      stock      SARs   payouts compen-
                                              award(s)    (#)            sation
------------ ---- --------- -------  ------- ---------  ------- ------ --------
Kenneth J.   1996   $63,000  $83,242  $2,000     0      650,000    0       0
Susnjara,
Chairman of  1995    63,000   94,739   2,000     0            0    0       0
the Board,
President    1994    74,250        0   2,000     0            0    0       0
and director

Michael
Hardesty
Vice-        1996    48,000   58,269       0      0           0     0      0
president
Engineering  1995    48,000   66,317       0      0           0     0      0

David
Hildenbrand
Vice-        1996    45,000   56,818       0      0      12,000     0      0
president
Sales        1995    45,000   73,964       0      0           0     0      0

All other    1996    80,000   76,369       0      0           0     0      0
officers as
a group (2)  1995    80,000   77,618       0      0           0     0      0
persons

All other                                  0      0           0     0      0
officers as
a group (4)  1994   170,116    4,237       0      0           0     0      0
persons

(1) Other annual compensation represents directors' fees paid to Mr. Susnjara.

An additional 135,000 stock options, including 12,000 to David Hildenbrand, were issued under the Qualified Stock Option Plan in fiscal year 1996. Also under the Qualified Stock Option Plan, 52,000 options were exercised and 50,000 expired. A total of 30,000 options under the Non-Qualified Stock Option Plan were exercised during fiscal year July 31, 1996. At July 31, 1996 the exercise price of some of the unexercised options were less than the market price of the Company's Common Stock. On September 6, 1994, registration statements on Form S-8 were filed with the Securities and Exchange Commission under the Securities Act of 1933 in connection with the registration of shares of the Company's Common Stock under the Company's Employee Incentive Stock Option Plan and Non-Qualified Stock Option Plan.

In 1985 the Board of Directors appointed Mr. Susnjara to the position of President and Chief Executive Officer. In this position, he is to receive a bonus based on the pre-tax
profits  of  the  Company as set forth below.   See  "Profit
Sharing Plan" below.

Certain other officers may be entitled to participate in the Company's profit sharing plan. See "Profit Sharing Plan" below.

Profit Sharing Plan.

In 1985, the Company instituted a management profit sharing plan. This plan has been operative since fiscal 1987, and was continued in an amended form for fiscal 1996. Covered under the plan are the Chairman of its Board of Directors, the President, Vice President of Engineering, Vice President of Sales, Vice President of Technical Services, the Treasurer and various departmental managers.

Under the plan, the Chairman is entitled to 5% of corporate operating income. The Vice President of Sales and Vice President of Technical Services each are entitled to 5% of the divisional operating income and the Treasurer is entitled to 3% of the Corporate operating income. Any divisional losses are to be subtracted from these amounts so that the total bonus paid does not exceed 25% of operating income.

Department managers are entitled to various bonuses based upon productivity of their departments. Payments due under the plan accrue for each six-month period and are thereafter paid in six monthly installments. Vesting of rights under the plan requires eligible participants to be continually employed through the payment dates. Divisional losses of the fiscal year must be recouped in the succeeding year, or years, in order to be eligible for profit sharing earnings in the succeeding year(s).

Incentive Stock Option Plan.

Under the Company's Incentive Stock Option Qualified Plan (the "Qualified Plan"), options to purchase a maximum of
400,000 shares of its Common Stock may be granted to officers and other key employees of Thermwood. Options granted under the Qualified Plan are intended to qualify as incentive stock options as defined in Section 422A of the Internal Revenue Code of 1954, as amended by the Tax Reform Act of 1986.

The Qualified Plan is administered by the Board of Directors and a Committee currently consisting of three members of the Board which determines which persons are to receive options, the number of shares that may be purchased under each option
and   the  exercise  process.   In  the  event  an  optionee
voluntarily terminates his employment with the Company, he has the right to exercise his accrued options within 5 days prior to such termination. However, the Company may redeem any accrued options held by each optionee by paying him the difference between the option price and the
then fair market value.    If   an  optionee's  employment
is involuntarily terminated, other than because of death, he also has the right to exercise his accrued options within 30 days of termination. Upon death, his estate or heirs have one year to exercise his accrued options. The maximum term of any option is ten years and the option price per share may not be less than the fair market value of Thermwood's shares on the date the option is granted. However, options granted to persons owning more than 10% of the voting shares of the Company may not have a term in excess of five years and the option price per share may not be less than 110% of fair market value at the date the option is granted.

The aggregate fair market value of the shares of Common Stock (determined at the time the options are granted) with respect to which incentive stock options are exercisable for the first time by such optionee during any calendar year (under all such plans) shall not exceed $100,000. Options must be granted within ten years from the effective date of this Qualified Plan.

Options granted under the Qualified Plan are not
transferable other than by will or the laws of  descent
and distribution.  Options granted under the Qualified
Plan  are protected by anti-dilution provisions increasing
the  number of  shares  issuable  thereunder and reducing
the  exercise price  of  such  options, under certain
conditions.   During fiscal  year 1996, the life term of
the Qualified Plan was extended from December 3, 1995 to December 3, 2000, or on such earlier date as the Board of Directors may determine. Any option outstanding at the termination date will remain outstanding at the termination date until it expires or is exercised in full, whichever occurs first.

As of July 31, 1996, options to acquire 208,000 shares of the Company's common stock for ten years at exercise prices of $1.00 to $2.00 per share had been granted under the Qualified Plan to 19 employees of the Company.
Options for the purchase of 208,000 shares were exercisable as of July 31, 1996.

Non-qualified Stock Option Plan.

Under  Thermwood's  Non-qualified Stock  Option  Plan
("NSO Plan"), options to purchase a maximum of 350,000 shares of its Common Stock may be granted to officers, directors, and other key employees.

The NSO Plan is administered by the Board of Directors and a committee of three members of the Board which determines which persons are to receive such options, the number of shares that may be purchased under the option, the exercise prices, the time and manner of exercise and other related matters.

In the event an optionee voluntarily terminates his employment or tenure with the Company's consent or his employment or tenure is terminated by Thermwood without cause, he generally has the right to exercise his accrued options within 30 days after such termination unless the Committee elects other time periods. In all other cases of termination of the optionee's employment or tenure other than death, said options shall cease immediately.
Upon death, his estate or heirs have one year to exercise his accrued options.

The Committee may grant an optionee the right to surrender
all or a portion of his accrued options to the Company and receive from it the difference between the option price and the then fair market value.  Options become exercisable in
25% installments each year beginning in the second year through the fifth year. Options are generally not transferable and are conditioned upon the optionee remaining in the Company's employ for at least one year from the date of its grant.
Under the NSO Plan, no option may be granted after January 1, 2005 and the exercise price of such options may not be less than the then fair market value. It is within the Committee's discretion to grant anti-dilution provisions to each optionee. Under present federal income tax law, an employee, officer or director who is granted  an option
will not have any income upon the grant of an option and
the Company will not be entitled to any deduction at the
time.   When  an  optionee exercises  his  option, ordinary
income  will be realized by him, measured by the  excess
of the  fair market value of the shares over the price
paid for the  shares.   The Company will be entitled to  a
deduction equal to the amount of income realized by the
holder of  the option.   If  the  optionee surrenders all
or  part  of  his option  for a cash or common stock
payment, he will  realize ordinary  income in the amount
of cash or fair market  value of  stock  received.   The
Company will be entitled to a deduction equal to the amount of income realized by the optionee.

As of July 31, 1996 options to acquire 200,000 shares of the Company's common stock at exercise prices ranging from $1.125 to $2.00 per share have been granted under the NSO Plan to four directors and officers of Thermwood, all of which are presently exercisable.

Other options.

Other  options to purchase 650,000 shares have been
granted by  the Board of Directors, all of which were
exercisable as of  July  31, 1996.  An option to purchase
600,000 of  these shares  was  granted to the President of
the  Company.  The option extends through October 18, 1997
and permits the purchase of 300,000 shares at $3.00 per share
and 300,000 at $6.00  per  share.   The current options
replace  cancelled options of 200,000 at $5.00 per share,
200,000 at $7.50  per share  and  200,000  at $10.00 per
share.   An  option for 30,000  shares was granted to the
law firm of Lalos & Keegan at $1.00 per share, and was exercised during fiscal year ended July 31, 1996. A 30,000 share option was granted to an employee at $1.00 per share and is exercisable through October 1997. An additional 20,000 shares at  $1.6875  per share were granted during fiscal
year ended July 31, 1996 to R. Jerry Falkner, a principal
in a public relations firm for the  Company.   The  option
is  currently  exercisable  and extends through February, 2006.

Section 401(k) Plan

The  Company adopted a tax-qualified cash savings plan
(the "401(k) Plan") which became effective in October
1989. This Plan covers all employees who have completed 12 months of continuous service prior to a plan entry date. Pursuant to the 401(k) Plan, eligible employees may make salary deferral (before tax) contributions of up to 12% of their  total compensation  per  plan  year  up  to  a
specified  maximum contribution as determined by the
Internal Revenue  Service. The  Company also makes
matching contributions equal to 25% of the employee's contribution up to a maximum of 3% of the employee's
annual  compensation.  The  401(k)  Plan   also
includes provisions which authorize the Company to make discretionary contributions. Such contributions, if made, are allocated among all eligible employees as determined under the 401(k) Plan. The trustee under the 401(k) Plan is Merrill Lynch of Evansville, Indiana.
It invests the assets of each participant's account in funds at the direction of such participant.


              OWNERSHIP OF EQUITY SECURITIES OF
          CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth certain information regarding the Company's Common Stock, including shares underlying the convertible debentures and exercisable
Common Stock warrants and  options  owned as of September
30, 1996 by (i) each person known by the Company to own beneficially more than 5% of its outstanding Common
Stock, (ii) each director, and (iii) all officers and directors as a group:

                                                    Shares Owned
                                                  Including Those
                                                    Underlying
                                                    Exercisable
                                       Percentage     Options,      Percentage
Names and Addresses       Shares        of Total    Warrants and     of Total
of Beneficial Owners     Owned at     Outstanding   Convertible     Outstanding
                      July 31, 1996   Shares Owned   Securities     Shares Owned
      (1)                                 (2)
--------------------  -------------  -------------  -------------  -----------

Kenneth J. Susnjara      1,330,000          20.3     2,130,000(5)     25.0(5)
(3,4)

Edgar Mulzer               940,562          14.4       990,562(6)     11.6(6)
401 10th Street
Tell  City, Indiana 47586

Peter N. Lalos              25,000           0.4        95,000(7)      1.1(7)
14312 Darnstown Road
Gaithersburg, Maryland 20878

Linda  S.  Susnjara              0             0        50,000(8)       .6(8)
(3,4)

Lee Ray Olinger                  0             0             0           0
c/o First Bank of Huntingburg
4th and Main Street
Huntingburg, IN  47542

All Officers and Directors
as a Group (9 persons)    2,356,562        35.6        3,376,562      39.7
                                                       (5,6,7,8)    (5,6,7,8)

(1) Except as indicated in (4), all shares are beneficially owned and the sole voting and investment power is held by the person indicated.

(2)  Excludes (i) an aggregate of 763,000 shares  of
Common Stock reserved for issuance upon conversion of debentures; (ii) 400,000 shares reserved for issuance under the Company's Qualified Stock Option Plan of which options to purchase 208,000 shares have been granted and options to purchase 208,000 shares are currently exercisable;
(iii) 350,000 shares reserved for issuance under the
Company's NonQualified  Stock  Option Plan of which options
to  purchase 200,000   shares  have  been  granted  and
are   currently exercisable; (iv) 600,000 shares reserved
for issuance upon exercise of options granted to Mr. Susnjara, all of which are currently exercisable; (v) 20,000 shares reserved for issuance of options granted to R. Jerry Falkner, all of which are currently exercisable; and
(vi) 30,000 shares reserved for issuance upon exercise of options granted to an employee, all of which are currently exercisable. See Item 11. "Executive Compensation" and
Item 13. "Certain Relationships and Related  Transactions."

(3)   The address of this person is c/o the Company.

(4) Mr. and Mrs. Susnjara may each be deemed to be a beneficial owner of the Company's securities owned by the other because of their marital relationship.

(5) Includes (i) an aggregate of 50,000 shares issuable upon conversion of debentures owned by Mr. Susnjara;
(ii) 50,000 shares issuable upon the exercise of options granted to Mr. Susnjara under the Company's Non-Qualified
Stock Option Plan; and (iii) 600,000 shares issuable upon the exercise of other options granted to him.

(6) Includes 50,000 shares issuable upon the exercise of options granted to Mr. Mulzer under the Company's Non-
Qualified Stock Option Plan.

(7) Includes (i) an aggregate of 20,000 shares issuable upon conversion of debentures owned by Mr. Lalos; and
(ii) 50,000 shares issuable upon the exercise of options granted to Mr. Lalos under the Company's Non-Qualified
Stock Option Plan.

(8) Includes 50,000 shares issuable upon the exercise of options granted to Mrs. Susnjara under the Company's Non-
Qualified Stock Option Plan.

      Certain Relationships and Related Transactions

Bank Loans from Affiliated Parties:

Thermwood  had an agreement, which expired on September
25, 1992, to borrow up to $1,500,000 from the Dale State Bank (the "Dale Bank") in the form of a line of credit. Mr. Mulzer was Chairman of the Board and the principal shareholder of the Dale Bank during the period that
this loan  was  made.   He  is  also  a  director  and
principal shareholder of the Company. The loan bore interest at the annual rate of prime plus 2.5%, payable quarterly, and was secured by all of the Company's assets. Thermwood replaced this loan, as of September 25, 1992, with a term loan in the amount of $1,500,000 from the Dale Bank, also secured by all of the Company's assets. The principal of the term loan, together with interest at the annual rate of prime plus 2.75%, was due on March 24, 1993, at which time it was assumed by Mr. Mulzer, who had agreed to collect only interest, payable quarterly, until August 1, 1994, at which time amortization was to have begun. Interest expense on the Company's loans from the Bank and Mr. Mulzer totaled $41,117, and $127,000, and for fiscal years 1994 and 1993. There was no interest expense on this loan during fiscal 1995 and 1996. The balance of this loan in the amount of $1,499,800, along with accrued interest in the amount of $23,011, was converted to Series A Preferred Stock (the "Preferred Stock") on November 18, 1993.

Other Loans from Affiliated Party:

On  March  26, 1986, the Company borrowed $250,000 from
Mr. Mulzer under a promissory note bearing annual interest at the rate 10.5%. In March 1991 the note was converted into a self  amortizing  five-year term loan,  payable  in
monthly installments of principal and interest of $5,373 through March 1996. On November 18, 1994, the balance of this note in the amount of $169,218 along with accrued interest in
the amount   of  $13,971  was  converted  to  Preferred Stock.
Interest expense on this loan was $9,256 in 1994. There was no interest expense on this loan in 1995 and 1996.

Sale  and Lease Back of Company's Facilities with Affiliated Party:

In February 1987 the Company purchased its premises from an independent third party for $1,000,636 and simultaneously resold it to Mr. Mulzer for $1,800,000. At the same time the Company leased the premises back from Mr. Mulzer for a 20-year period at a monthly rental of $19,353 or approximately $232,000 on an annual basis. Total lease payments and accrued interest were $138,579 for fiscal year 1994. There were no lease payments or interest expense for fiscal years 1995 and 1996.

The lease agreement, which is treated as a capitalized lease for financial reporting purposes, also obligates the Company to pay all maintenance, taxes, assessments, insurance premiums and utilities incurred in connection with the operation of the premises. Pursuant to a related agreement, the Company has an option to repurchase the premises from Mr. Mulzer, exercisable through 2006, at prices descending on an annual basis from $1,786,781 in 1987 to $240,000 in the last year.

On November 18, 1993, this lease payment obligation in the amount of $1,608,629, together with accrued interest in the amount of $122,491 was converted to Preferred
Stock. Upon the issuance of the Preferred Stock, the Company no longer has any lease payments. The liability for all accrued and future lease payments was converted to Preferred Stock.

Conversion by Affiliated Party of Debt to Preferred Stock:

As previously noted, an aggregate of $3,437,120 owed to Mr. Mulzer was converted to an aggregate of 1,000,000 shares of Preferred Stock on November 18, 1993. The holders of the Preferred Stock are entitled to receive cumulative cash dividends out of the net profits of the Company at the rate of thirty-four cents ($0.34) per share per annum, payable monthly in equal installments within the first fifteen days of each month for the preceding month as directed by the Board of Directors of the Company. The Company has the right in its sole discretion to redeem the stock at any time at $3.40 per share. The Company redeemed
100,000 shares of the preferred stock for a total of $340,000 during fiscal year 1996. Dividends were paid in the amount of $330,055 for the fiscal year 1996.


Equipment Leases with Affiliated Party:

Thermwood has entered into agreements with a company owned by Mr. Mulzer pursuant to which it has leased certain computer, demonstration and manufacturing equipment with a right to purchase this equipment at the end of the term of each agreement for nominal consideration. Lease payments under these agreements were $27,037 for the 1996 fiscal year. These leases terminated in fiscal year 1996.

Product  Sales  Through and Lease Agreement With Affiliated Dealer:

Mr. and Mrs. Susnjara are  the  owners  of Automation
Associates  Incorporated ("AAI"), a dealer of the
Company's industrial products.  The agreement between the
Company  and AAI  contains  the  same  terms and
conditions  as  do  the Company's  agreements with its
other dealers.   The  Company sold  no products to AAI
during fiscal year 1995, but  paid AAI  $349,584 in commissions during the year for assisting in effecting sales of approximately
$1,900,000.   This amount represents approximately 14% of the Company's
gross sales for fiscal year 1996. AAI also leases space from the Company at what management believes is a fair market rate.
Rental payments were $7,200 during the 1996 fiscal year.

Payment of Legal Fees to Affiliated Party:

Lalos & Keegan, a law firm in which Mr. Lalos is the senior partner, accrued fees of $103,000, $94,000, and $102,000 for the fiscal years 1996, 1995, and 1994, respectively. During fiscal year 1996 the Company paid this firm an aggregate of $131,000, of which $28,000 represented previously accrued fees. Accordingly, as of July 31, 1996 the Company carried no balance for Lalos & Keegan. This firm performs patent, trademark, general corporate and litigation services for the Company.

Fairness of Transactions with Affiliated Parties:

Management believes that the terms of the transactions between the Company and its affiliated parties as described in this section are as fair as those which the Company would have obtained if these transactions had been effected with independent third parties. Each transaction was approved by a majority of the disinterested directors. In the future, all such transactions will continue to be approved by a majority of the disinterested directors.




     RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Based  upon  the recommendation of its Audit Committee,
the Board  of  Directors  has selected the  firm  of  KPMG
Peat Marwick  LLP  as the independent auditors of the
Corporation for the fiscal year ending July 31, 1997.
KPMG Peat Marwick LLP  has  acted  for the Corporation in
such capacity  since August  1993.   The  Board proposes
that the stockholders ratify such selection at the Annual Meeting.

If the stockholders do not ratify the selection of KPMG
Peat Marwick LLP by the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal, the selection of independent auditors will be reconsidered by the Board of Directors.

Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

                       OTHER MATTERS

The  Board  of Directors knows of no other matters  to
come before   the  meeting.  Should  any  unanticipated
business properly come before the meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

The  cost of preparing and mailing this Proxy Statement
and the  accompanying  proxy  and the cost  of
solicitation  of proxies on behalf of the Board of
Directors will be borne by the Corporation. Solicitation will be made by mail. Such costs are estimated to be
less than $25,000.  Some personal solicitation   may  be
made by directors, officers and employees without special compensation, other than reimbursement for expenses.

Proposals which stockholders wish to include in the Corporation's proxy materials relating to the 1997
Annual Meeting of Stockholders must be received by the Corporation no later than September 15, 1997.

It is important that proxies be returned promptly.
Stockholders are urged to sign and date the enclosed proxy and return it promptly in the accompanying envelope.

                         By order of the Board of Directors,


                         Linda S. Susnjara
                         Secretary
Dale, Indiana
November 18, 1996